Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(191,143)
Unrealized Gain (Loss) on Market Value of Futures	1,613,653
Dividend Income	32,991
Interest Income	91,916
ETF Transaction Fees	700
Total Income (Loss)	$1,548,117

Expenses
General Partner Management Fees	$31,814
Professional Fees	13,123
Brokerage Commissions	687
Non-interested Directors' Fees and Expenses	672
Prepaid Insurance Expense	495
NYMEX License Fee	795
Total Expenses	$47,586
Net Income (Loss)	$1,500,531

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$62,667,938
Withdrawals (100,000 Shares)	(2,237,484)
Net Income (Loss)	1,500,531

Net Asset Value End of Month	$61,930,985
Net Asset Value Per Share (2,750,000 Shares)	$22.52

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596